UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 15, 2019

ENTERPRISE PRODUCTS PARTNERS L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-14323	76-0568219
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1100 Louisiana, 10th Floor

Houston, Texas 77002

(Address of Principal Executive Offices, including Zip Code)

(713) 381-6500

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Effective April 15, 2019 (the “Effective Date”), each of (i) A. James Teague, Chief Executive Officer of Enterprise Products Holdings LLC (the “General Partner”), the general partner of Enterprise Products Partners L.P. (the “Partnership”), (ii) W. Randall Fowler, President and Chief Financial Officer of the General Partner, (iii) Graham W. Bacon, Executive Vice President of the General Partner, and (iv) Brent B. Secrest, Senior Vice President of the General Partner, entered into a separate retention bonus agreement (each, a “Retention Bonus Agreement” and collectively, the “Retention Bonus Agreements”) with Enterprise Products Company, a privately held affiliate of the Partnership (“EPCO”). Each of Messrs. Teague, Fowler, Bacon and Secrest are sometimes referred to as an “Employee” for purposes of this summary.

Pursuant to the Retention Bonus Agreements, each Employee named above will be entitled to a cash retention payment of $5 million (in the case of each of Messrs. Teague and Fowler) or $1 million (in the case of each of Messrs. Bacon and Secrest), less all applicable withholding taxes and other required deductions on such payment (in each case, the applicable “Retention Payment”), in a lump sum within seven business days following such Employee’s completion of continuous active fulltime employment with EPCO from the Effective Date through (i) May 31, 2022 (in the case of Mr. Teague) or (ii) May 31, 2023 (in the case of each of Messrs. Fowler, Bacon and Secrest) (in each case, the applicable “Retention Period”), and provided that such Employee continues to perform his duties during the applicable Retention Period in a highly effective manner, as determined by the key executives of EPCO (the “Performance Requirement”).

Notwithstanding the foregoing, if an Employee incurs a Qualifying Termination (as defined below) prior to the end of his applicable Retention Period and such Employee has met the Performance Requirement through his termination date, such Employee will receive (or in the event of his death, his estate will receive) a cash payment equal to a pro-rata amount of such Employee’s applicable Retention Payment, less all applicable withholding taxes and other required deductions on such payment, in a lump sum within seven business days following such Employee’s Qualifying Termination date (the “Pro-rated Amount”). The Pro-rated Amount shall be determined based on the number of days such Employee is employed during the applicable Retention Period over the total number of days in such Retention Period.

A “Qualifying Termination” means an Employee’s employment with EPCO and its affiliates is terminated prior to the end of such Employee’s applicable Retention Period, (i) due to such Employee’s death or Disability (as defined in such Employee’s Retention Bonus Agreement); or (ii) by EPCO other than for Cause (as defined in such Employee’s Retention Bonus Agreement). A Qualifying Termination must constitute a “separation from service”, as such term is defined by the Treasury Regulations under Section 409A of the Internal Revenue Code of 1986, as amended.

Any Retention Payment is in addition to any discretionary incentive compensation that EPCO or any of its affiliates may grant or have in place from time to time.

Although the Retention Bonus Agreements are entered into with EPCO, all or a portion of the compensation related to these agreements may be allocated to the Partnership in accordance with the Eighth Amended and Restated Administrative Services Agreement, dated as of February 13, 2015, by and among EPCO, the General Partner, the Partnership and the other parties thereto, as the same may be further amended and/or restated from time to time.

Copies of Mr. Teague’s, Mr. Fowler’s, Mr. Bacon’s and Mr. Secrest’s Retention Bonus Agreements are filed as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, to this Form 8-K and are incorporated by reference into this Item 5.02(e). The summaries of the Retention Bonus Agreements set forth herein are qualified in their entirety by such reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Retention Bonus Agreement between A. James Teague and Enterprise Products Company dated effective April 15, 2019.

10.2	Retention Bonus Agreement between W. Randall Fowler and Enterprise Products Company dated effective April 15, 2019.

10.3	Retention Bonus Agreement between Graham W. Bacon and Enterprise Products Company dated effective April 15, 2019.

10.4	Retention Bonus Agreement between Brent B. Secrest and Enterprise Products Company dated effective April 15, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERPRISE PRODUCTS PARTNERS L.P.

	By:	Enterprise Products Holdings LLC, its General Partner

Date: April 18, 2019	By:	/s/ R. Daniel Boss
	Name:	R. Daniel Boss
	Title:	Senior Vice President – Accounting and Risk Control of the General Partner

	By:	/s/ Michael W. Hanson
	Name:	Michael W. Hanson
	Title:	Vice President and Principal Accounting Officer of the General Partner

3